Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)
                                                  Quarters ended June 30,
Primary                                                1997          1996
Earnings:
Net earnings                                        $ 4,312       $ 3,448
Deduct dividends on preference stock                    629           633

Net earnings applicable to common stock             $ 3,683       $ 2,815

Shares:
Weighted average number of common
 shares outstanding                                  14,776        14,723
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the average market
 price for the period)                                   42           171
Weighted average number of shares
 outstanding, as adjusted                            14,818        14,894

Primary earnings per share                          $  0.25       $  0.19


Fully diluted
Earnings:
Net earnings                                        $ 4,312       $ 3,448
Deduct dividends on preference stock (1)                629           633

Net earnings applicable to common stock             $ 3,683       $ 2,815

Shares:
Weighted average number of common
 shares outstanding                                  14,776        14,723
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the higher of the
 closing or the average market price
 for the period)                                         49           243

Weighted average number of shares
outstanding, as adjusted                             14,825        14,966

Fully diluted earnings per share                    $  0.25       $  0.19


Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                   Quarters ended June 30,
                                                      1997        1996
Additional Fully Diluted Computation (2)
Earnings:
Net earnings                                       $ 4,312       $ 3,448

Shares:
Weighted average number of common shares
 outstanding                                        14,776       14,723
Dilutive effect of outstanding options and
 rights (as determined by the application of
 the treasury stock method at the higher of
 the closing or average market price for
 the period)                                            49         243
Shares issuable from assumed exercise of
 convertible preference stock                        1,663       1,682

Weighted average number of shares
 outstanding, as adjusted                           16,488      16,648

Fully diluted earnings per share                   $  0.26     $  0.21



(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)

                                                Six Months ended June 30,
Primary                                              1997          1996
Earnings:
Net earnings                                        $ 5,386       $ 6,557
Deduct dividends on preference stock                  1,259         1,266

Net earnings applicable to common stock             $ 4,127       $ 5,291

Shares:
Weighted average number of common
 shares outstanding                                  14,773        14,716
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the average market
 price for the period)                                   78           143
Weighted average number of shares
 outstanding, as adjusted                            14,851        14,859

Primary earnings per share                          $  0.28       $  0.36


Fully diluted
Earnings:
Net earnings                                        $ 5,386       $ 6,557
Deduct dividends on preference stock (1)              1,259         1,266

Net earnings applicable to common stock             $ 4,127       $ 5,291

Shares:
Weighted average number of common
 shares outstanding                                  14,773        14,716
Dilutive effect of outstanding
 options and rights (as determined
 by the application of the treasury
 stock method at the higher of the
 closing or the average market price
 for the period)                                         78           243

Weighted average number of shares
outstanding, as adjusted                             14,851        14,959

Fully diluted earnings per share                    $  0.28       $  0.35


Exhibit 11. Statement Re Computation of Per Share Earnings (continued)
(In 000's, except per share data)

                                                  Six Months ended June 30,
                                                       1997       1996

Additional Fully Diluted Computation (2)
Earnings:
Net earnings                                        $ 5,386       $ 6,557

Shares:
Weighted average number of common shares
 outstanding                                         14,773       14,716
 Dilutive effect of outstanding options and
 rights (as determined by the application of
 the treasury stock method at the higher of
 the closing or average market price for
 the period)                                             78          243
 Shares issuable from assumed exercise of
 convertible preference stock                         1,663        1,682

Weighted average number of shares
 outstanding, as adjusted                            16,514       16,641

Fully diluted earnings per share                    $  0.33      $  0.39



(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.